Exhibit 15.10

Consent of Independent Consultant

We consent to the reference to our firm in the form and context in which they appear in this Annual Report on Form 20-F, and the inclusion of our reports herein for CNOOC Limited, filed with the Securities and Exchange Commission.

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P. A. Welch

By:_________________________

Name: Phil A. Welch, P. Eng.

Title: President & Managing Director

McDaniel & Associates Consultants Ltd.

2200, Bow Valley Square 3,

255 - 5 Avenue S.W. Calgary, Alberta,

T2P 3G6 Canada

March 29, 2017

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6 Tel: (403) 262-5506 Fax: (403) 233-2744 www.mcdan.com